Exhibit 10.6
EXECUTION COPY
FIRST AMENDMENT TO THE 2005 AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
          First Amendment, dated as of September 28, 2005 (this “Amendment”), to the 2005 Amended and Restated Employment Agreement, dated as of April 15, 2005, between Avatar Properties Inc., a Florida corporation (the “Company”), and Michael F. Levy (the “Employee”).
W I T N E S S E T H:
          WHEREAS, the Company and the Employee entered into the 2005 Amended and Restated Employment Agreement (the “Agreement”), dated as of April 15, 2005; and
          WHEREAS, the Company and the Employee desire to amend the Agreement to correct an inaccurate cross reference.
          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the Company and the Employee, intended to be legally bound, hereby agree as follows:
          1. Section 6(e) of the Agreement is amended by deleting the words “Sections 6(c)(i) and 6(c)(ii)” in clause (i) of the third sentence of Section 6(e) and replacing them with “Sections 6(d)(i) and 6(d)(ii)”.
          2. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.
          3. This Amendment shall be subject to, and governed by, the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida, regardless of where the Employee is in fact required to work.
          4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

AVATAR PROPERTIES INC.

By:	/s/ Gerald D. Kelfer

	Name:	Gerald D. Kelfer
	Title:	Chairman of the Board

/s/ Michael F. Levy

Michael F. Levy